Exhibit 99.1

ClubCorp Reports Strong First Quarter Results and Announces Acquisition of TPC Piper Glen and TPC Michigan and the Creation of the New Baylor Club

•	Revenue up 6.9% largely due to increases from all three major revenue streams: dues, food and beverage, and golf operations

•	Adjusted EBITDA up 7.7% driven by increased revenue and improved margins during the quarter

•	ClubCorp acquires the Tournament Players Club (TPC) Piper Glen in Charlotte, North Carolina, TPC Michigan in Dearborn, Michigan and introduces the new Baylor Club to open this fall in Waco, Texas

DALLAS, Texas (April 30, 2014) - ClubCorp, The World Leader in Private Clubs® (NYSE: MYCC). ClubCorp announces financial results for its fiscal-year 2014 first quarter ended March 25, 2014. The first quarter of fiscal 2014 and fiscal 2013 consisted of 12 weeks. All growth percentages refer to year-over-year progress.

First Quarter Results:

•
Revenue increased $10.7 million to $165.7 million for the first quarter of 2014. Revenue was up 6.9% compared to the first quarter of 2013 due primarily to strong dues and private event revenue at same store clubs, and revenue from newly acquired clubs in 2013 and 2014.

•	Adjusted EBITDA(1) increased $2.3 million to $32.1 million. Adjusted EBITDA was up 7.7% from increased revenue and lower payroll and operating expenses as percent of revenue.

•	Same Store sales grew $5.1 million, up 3.2% versus the prior year; while same store adjusted EBITDA grew 10.0% driven largely by stronger operating results at reinvented clubs.

•	Newly Acquired, clubs acquired in 2013 or 2014, contributed revenue of $4.0 million and adjusted EBITDA of $0.7 million.

•
Reinvention. Through today, ClubCorp has reinvented 21 golf and country clubs and 16 business, sports and alumni clubs. Reinvention is still underway at five same store golf and country clubs and four business, sports and alumni clubs. Also, the addition of reinvention elements are underway at all five newly acquired clubs, including Oak Tree, Cherry Valley, Chantilly and both Prestonwood properties.

•
Acquisitions. As previously disclosed, ClubCorp added two properties in March with the acquisition of Prestonwood Country Club. Today, the company purchased two additional golf and country clubs with the acquisition of TPC Piper Glen in Charlotte, North Carolina and TPC Michigan in Dearborn, Michigan. ClubCorp has also finalized its lease and management rights to the Baylor Club, an alumni club located within the new Baylor University football stadium under construction in Waco, Texas. Combined with the management agreement to operate the Paragon business club in Hefei, China, in total, ClubCorp’s expanded portfolio of owned or operated clubs will be 160.

•
Membership. Total memberships as of March 25, 2014 were 148,149, an increase of 3,083, up 2.1% over memberships at March 19, 2013. Same store golf and country club memberships increased 1.0%, while total golf and country club memberships including newly acquired clubs increased 4.9%. Same store business, sports and alumni club memberships decreased 1.6%.

ClubCorp FY14 Q1 Earnings Release	1	Page

•
Capital Structure. On April 11th the company announced the redemption in full of approximately $270 million of its 10% senior unsecured notes. This redemption was funded by $350 million of incremental senior secured term loans that bear interest at the greater of 4.0% or LIBOR plus 3.0%. Proceeds from the term loan were used to pay the make-whole-premium on the senior unsecured notes, repay the outstanding balance on the credit revolver and to increase cash. The company expects annual interest savings of approximately $13 million as a result of the redemption and term loan proceeds.

2014 First Quarter Summary:

(Unaudited financial information)

	First Quarter Ended
(In thousands, except for membership)	March 25, 2014 (12 weeks)	March 19, 2013 (12 weeks)	% Change

Total Revenue	$165,723	$155,060	6.9%

Adjusted EBITDA (1)
Golf and Country Clubs	$36,402	$32,633	11.5%
Business, Sports and Alumni Clubs	$6,436	$5,712	12.7%
Other	$(10,780)	$(8,581)	(25.6)%
Adjusted EBITDA (1)	$32,058	$29,764	7.7%

Membership	148,149	145,066	2.1%
______________________

(1)
This earnings release includes the metric entitled Adjusted EBITDA that is not calculated in accordance with Generally Accepted Accounting Principles in the U.S. ("GAAP"). See "Statement Regarding Non-GAAP Financial Measures" section for the definition of Adjusted EBITDA and the reconciliation later in this earnings release to the most comparable financial measure calculated in accordance with GAAP.

Segment Highlights:
Golf and country clubs (GCC):

•	GCC total revenue of $127.8 million for the first quarter of 2014 increased $8.5 million, up 7.1%, compared to the first quarter of 2013.

•	GCC adjusted EBITDA was $36.4 million, an increase of $3.8 million, up 11.5%.

•	GCC adjusted EBITDA margin was 28.5%, a 110 basis point improvement versus the first quarter of 2013.

•	Same store revenue increased $4.5 million, up 3.8%, driven by increases in base and upgrade dues revenue, private events, a la carte food and beverage revenue, and golf greens fees and retail revenue.

•	Same store adjusted EBITDA increased $3.1 million, up 9.5%, due to increased revenue, and improved food and beverage and retail margins.

•	Same store adjusted EBITDA margin improved 150 basis points versus prior year.

•	Newly acquired golf and country clubs contributed revenue of $4.0 million and adjusted EBITDA of $0.7 million.

ClubCorp FY14 Q1 Earnings Release	2	Page

Business, sports and alumni clubs (BSA):

•	BSA revenue of $38.4 million for the first quarter of 2014 increased $0.6 million, up 1.6%, compared to the first quarter 2013 due to an increase in private event, dues and a la carte revenue.

•	BSA adjusted EBITDA was $6.4 million, an increase $0.7 million, up 12.7%.

•	BSA adjusted EBITDA margin improved 160 basis points versus the prior year, primarily due to timing of certain operating expenses.

Quotes:
Eric Affeldt, president and chief executive officer: "We are thrilled with the acquisitions we have made during the first four months of this year. First, we are very excited to add TPC Piper Glen and TPC Michigan and their members to our premier network of golf and country clubs. Second, we are very pleased to announce the new Baylor Club. This alumni club will be a focal point of the new stadium and celebrates the rich history of Baylor University. We welcome all these new members and their families into our family. We hope to build long-term relationships with each one of them, and encourage them to visit and explore the variety and breadth of the ClubCorp network.”

“We are also very happy with our performance in the first quarter. Despite outside concerns about poor weather affecting our business, our strong first quarter results highlight the stability, visibility and recurring nature of our membership model. Solid organic growth coupled with reinventions and acquisitions are providing positive momentum, particularly as we move into the busy spring and summer months. We are committed to our three pronged growth strategy of organic growth, reinvention and acquisitions and feel confident these strategies will continue to add value to our members and shareholders.”

Curt McClellan, chief financial officer: "We have had a very active start to the year. We opportunistically refinanced our balance sheet, dramatically reducing our interest expense and increasing liquidity to fund future growth. We have added six new clubs since the beginning of the year that both broaden our portfolio and extend our geographic reach. Our results for the first quarter also demonstrate our ability to execute by generating revenue growth and prudently managing operating expenses. We are seeing wider acceptance and usage for our upgrade product offerings and this metric is a bullish sign that our club reinventions and acquisitions are driving member usage and adding value to all of our members. Our outlook for the balance of the year reflects our ability to execute, reinvent and integrate newly acquired clubs.”

Company Outlook:
The following guidance is based on current management expectations. All financial guidance amounts are estimates subject to change, including as a result of matters discussed under the "Forward-Looking Statements" cautionary language which follows, and the Company undertakes no duty to update its guidance. For fiscal year 2014, the Company reiterates its expectation to generate revenue in the range of $830.0 million to $860.0 million and adjusted EBITDA in the range of $182.0 million to $190.0 million.

ClubCorp FY14 Q1 Earnings Release	3	Page

About ClubCorp Holdings:
Since its founding in 1957, Dallas-based ClubCorp has operated with the central purpose of Building Relationships and Enriching Lives®. ClubCorp is a leading owner-operator of private golf and country clubs, business, sports, and alumni clubs in North America. ClubCorp owns or operates a portfolio of approximately 160 golf and country clubs, business clubs, sports clubs, and alumni clubs in 25 states, the District of Columbia and two foreign countries that serve over 370,000 members, with approximately 15,000 peak-season employees. ClubCorp Holdings, Inc. is a publicly traded company on the New York Stock Exchange (NYSE: MYCC). ClubCorp properties include: Firestone Country Club (Akron, Ohio); Mission Hills Country Club (Rancho Mirage, California); Capital Club Beijing; and Metropolitan Club Chicago. You can find ClubCorp on Facebook at facebook.com/clubcorp and on Twitter at @ClubCorp.

Conference Call:
The Company will hold a conference call, May 1, 2014 at 7:30 a.m. CDT (8:30 a.m. EDT) to discuss its first quarter fiscal 2014 financial results. The conference call will be broadcast live and can be accessed via the Company's website at ir.clubcorp.com. To participate in the teleconference, please call in a few minutes before the start time: 877-317-6789 for U.S. callers, 866-605-3852 for Canadian callers and 412-317-6789 for international callers and reference the ClubCorp first quarter conference call (confirmation code 10045229) when prompted. For those unable to participate in the live call, a webcast replay will be available at ir.clubcorp.com one hour after completion of the call.

Statement Regarding Non-GAAP Financial Measures
EBITDA is defined as net income before interest expense, loss on extinguishment of debt, income taxes, interest and investment income, and depreciation and amortization. Adjusted EBITDA is defined as EBITDA plus or minus impairments, gain or loss on disposition and acquisition of assets, losses from discontinued operations, non-cash and other adjustments and equity-based compensation expense and an acquisition adjustment.

We began using Adjusted EBITDA as our measurement of segment profit and loss in fiscal year 2014. Prior to this change, we utilized Segment EBITDA (“Segment EBITDA”) as our measurement of segment profit and loss, but we also presented Adjusted EBITDA on a consolidated basis. These two measurements are not materially different. This change was made to align our internal measurement of segment profit and loss with the measurement used to evaluate our performance on a consolidated basis and to reduce the number of non-GAAP measurements we report, thus simplifying our financial reporting. The manner in which we calculate Adjusted EBITDA has not changed.

This earnings release and accompanying financial tables include supplemental non-GAAP financial measures titled Adjusted EBITDA. Adjusted EBITDA is not determined in accordance with GAAP and should not be considered in isolation or as a substitute for a measure of performance prepared in accordance with GAAP and is not indicative of net income or loss as determined under GAAP. Non-GAAP financial measures have limitations that should be

ClubCorp FY14 Q1 Earnings Release	4	Page

considered before using as a measure to evaluate the Company's financial performance. Adjusted EBITDA, as presented, may not be comparable to similarly titled measures reported by other companies due to varying methods of calculation.

The financial statement tables that accompany this press release include a reconciliation of non-GAAP financial measure to the applicable and most comparable GAAP financial measure.

Special Note on Forward-Looking Statements
In addition to historical information, this press release contains statements relating to future results (including certain projections and business trends) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the "safe harbor" created by those sections. The Company generally uses the words "may", "will", "could", "expect", "anticipate", "believe", "estimate", "plan", "intend", and similar expressions in this press release and any attachment to identify forward-looking statements. All statements, other than statements of historical facts included in this press release, including statements concerning plans, objectives, goals, beliefs, business strategies, future events, business conditions, results of operations, financial position and business outlook, earnings guidance, business trends and other information are forward-looking statements. The forward-looking statements are not historical facts, and are based upon current expectations, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond management's control. All expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this press release, including among others: various factors beyond management's control adversely affecting discretionary spending, membership count and facility usage and other risks, uncertainties and factors set forth in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Although the Company believes that these statements are based upon reasonable assumptions, it cannot guarantee future results and readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this press release. There can be no assurance that (i) the Company has correctly measured or identified all of the factors affecting its business or the extent of these factors' likely impact, (ii) the available information with respect to these factors on which such analysis is based is complete or accurate, (iii) such analysis is correct or (iv) the Company's strategy, which is based in part on this analysis, will be successful. Except as required by law, the Company undertakes no obligation to update or revise forward-looking statements to reflect new information or events or circumstances that occur after the date of this press release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company's filings

ClubCorp FY14 Q1 Earnings Release	5	Page

with the SEC (which are available from the SEC's EDGAR database at www.sec.gov and via the Company's website at ir.clubcorp.com/SEC).

Statement Regarding Definitions and Financial Measures
The definitions and basis of presentation for financial measures used in this release, including EBITDA, Adjusted EBITDA and same store measures, are discussed more fully in the Company's Quarterly Report on Form 10-Q for the fiscal first quarter ended March 25, 2014. This release should be read in conjunction with the 2014 first quarter Form 10-Q.

# # #

(Financial Tables Follow)

ClubCorp FY14 Q1 Earnings Release	6	Page

CLUBCORP HOLDINGS, INC.
SELECTED FINANCIAL DATA—CONSOLIDATED SUMMARY
(In thousands)
(Unaudited financial information)

	First Quarter Ended
Consolidated Summary	March 25, 2014 (12 weeks)	March 19, 2013 (12 weeks)	% Change

Total Revenue	$165,723	$155,060	6.9%

Adjusted EBITDA:
GCC	$36,402	$32,633	11.5%
BSA	6,436	5,712	12.7%
Other	(10,780)	(8,581)	(25.6)%
Total Adjusted EBITDA (1)	$32,058	$29,764	7.7%
______________________

(1)
See "Statement Regarding Non-GAAP Financial Measures" section of this earnings release for the definition of Adjusted EBITDA and the reconciliation later in this earnings release to the most comparable financial measure calculated in accordance with GAAP.

ClubCorp FY14 Q1 Earnings Release	7	Page

CLUBCORP HOLDINGS, INC.
SELECTED FINANCIAL DATA—GOLF AND COUNTRY CLUBS
(In thousands, except for membership, dues per average same store membership, revenue per average same store membership and percentages)
(Unaudited financial information)

	First Quarter Ended
GCC	March 25, 2014 (12 weeks)	March 19, 2013 (12 weeks)	% Change (1)

Same Store Clubs
Revenue
Dues	$65,992	$63,013	4.7%
Food and Beverage	23,868	22,597	5.6%
Golf Operations	23,873	23,078	3.4%
Other	10,027	10,562	(5.1)%
Revenue	$123,760	$119,250	3.8%
Adjusted EBITDA	$35,733	$32,633	9.5%
Adjusted EBITDA Margin	28.9%	27.4%	150 bps

New or Acquired Clubs (2)
Revenue	$4,011	$—	NM (1)
Adjusted EBITDA	$669	$—	NM (1)

Total Golf and Country Clubs
Revenue	$127,771	$119,250	7.1%
Adjusted EBITDA	$36,402	$32,633	11.5%
Adjusted EBITDA Margin	28.5%	27.4%	110 bps

Same Store Memberships	83,616	82,756	1.0%
Total Memberships	86,829	82,756	4.9%
Same Store Average Membership (3)	83,527	82,738	1.0%
Dues per Average Same Store Membership (4)	$790	$762	3.7%
Revenue per Average Same Store Membership (4)	$1,482	$1,441	2.8%
____________________

(1)	Percentage changes that are not meaningful are denoted by "NM."

(2)
New or Acquired Clubs include those clubs which were acquired, opened or added under management agreements in the twelve weeks ended March 25, 2014 and fiscal year ended December 31, 2013 consisting of: Oak Tree Country Club, Cherry Valley Country Club, Chantilly National Golf and Country Club and Prestonwood Country Club.

(3)	Same store average membership is calculated using the same store membership count at the beginning and end of the period indicated.

(4)	Same store dues or revenue divided by same store average membership.

ClubCorp FY14 Q1 Earnings Release	8	Page

CLUBCORP HOLDINGS, INC.
SELECTED FINANCIAL DATA—BUSINESS, SPORTS AND ALUMNI CLUBS
(In thousands, except for membership, dues per average same store membership, revenue per average same store membership and percentages)
(Unaudited financial information)

	First Quarter Ended
BSA	March 25, 2014 (12 weeks)	March 19, 2013 (12 weeks)	% Change (1)

Same Store Clubs
Revenue
Dues	$17,885	$17,593	1.7%
Food and Beverage	18,056	17,586	2.7%
Other	2,498	2,669	(6.4)%
Revenue	$38,439	$37,848	1.6%
Adjusted EBITDA	$6,451	$5,712	12.9%
Adjusted EBITDA Margin	16.8%	15.1%	170 bps

New or Acquired Clubs (2)
Revenue	$2	$—	NM (1)
Adjusted EBITDA	$(15)	$—	NM (1)

Total Business, Sports and Alumni Clubs
Revenue	$38,441	$37,848	1.6%
Adjusted EBITDA	$6,436	$5,712	12.7%
Adjusted EBITDA Margin	16.7%	15.1%	160 bps

Same Store Memberships	61,320	62,310	(1.6)%
Total Memberships	61,320	62,310	(1.6)%
Same Store Average Membership (3)	61,363	62,178	(1.3)%
Dues per Average Same Store Membership (4)	$291	$283	2.8%
Revenue per Average Same Store Membership (4)	$626	$609	2.8%
______________________

(1)    Percentage changes that are not meaningful are denoted by "NM."

(2)
New or Acquired Clubs include those clubs which are under development or were acquired, opened or added under management agreements in the twelve weeks ended March 25, 2014 and fiscal year ended December 31, 2013.

(3)	Same store average membership is calculated using the same store membership count at the beginning and end of the period indicated.

(4)	Same store dues or revenue divided by same store average membership.

ClubCorp FY14 Q1 Earnings Release	9	Page

CLUBCORP HOLDINGS, INC.
RECONCILIATION OF NON-GAAP MEASURES TO CLOSEST GAAP MEASURE
(In thousands)
(Unaudited financial information)

	First Quarter Ended
	March 25, 2014 (12 weeks)	March 19, 2013 (12 weeks)
Net loss	$(3,788)	$(10,491)
Interest expense	15,726	19,580
Income tax (benefit) expense	(864)	205
Interest and investment income	(82)	(75)
Depreciation and amortization	16,446	16,155
EBITDA	$27,438	$25,374
Impairments, disposition of assets and loss from discontinued operations (1)	2,069	1,224
Non-cash adjustments (2)	462	810
Other adjustments (3)	196	1,765
Equity-based compensation expense (4)	832	—
Acquisition adjustment (5)	1,061	591
Adjusted EBITDA	$32,058	$29,764
______________________

(1)	Includes non-cash impairment charges, loss on disposals of assets and net loss from discontinued clubs.

(2)
Includes non-cash items related to purchase accounting associated with the acquisition of ClubCorp, Inc. (CCI) in 2006 by affiliates of KSL, expense recognized for our long-term incentive plan related to fiscal years 2011 through 2013 and non-cash income related to mineral lease and surface rights agreements.

(3)
Represents adjustments permitted by the credit agreement governing the Secured Credit Facilities including cash distributions from equity method investments less earnings of said investments, income or loss attributable to non-controlling equity interests of continuing operations, franchise taxes, adjustments to accruals for unclaimed property settlements, acquisition costs, debt amendment costs, other charges incurred in connection with the ClubCorp Formation and management fees, termination fee and expenses paid to an affiliate of KSL.

(4)	Includes equity-based compensation expense, calculated in accordance with GAAP, related to awards held by certain employees, executives and directors.

(5)
Represents deferred revenue related to initiation payments that would have been recognized in the applicable period but for the application of purchase accounting in connection with the acquisition of CCI in 2006.

ClubCorp FY14 Q1 Earnings Release	10	Page

CLUBCORP HOLDINGS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
For the Twelve Weeks Ended March 25, 2014 and March 19, 2013
(In thousands of dollars)
(Unaudited financial information)

	First Quarter Ended
	March 25, 2014 (12 weeks)	March 19, 2013 (12 weeks)	% Change
REVENUES:
Club operations	$122,817	$114,338	7.4%
Food and beverage	42,306	39,916	6.0%
Other revenues	600	806	(25.6)%
Total revenues	165,723	155,060	6.9%

DIRECT AND SELLING, GENERAL AND ADMINISTRATIVE EXPENSES:
Club operating costs exclusive of depreciation	110,986	104,193	6.5%
Cost of food and beverage sales exclusive of depreciation	14,480	13,868	4.4%
Depreciation and amortization	16,446	16,155	1.8%
Provision for doubtful accounts	(236)	710	(133.2)%
Loss on disposals of assets	2,069	1,219	69.7%
Equity in earnings from unconsolidated ventures	(510)	(217)	(135.0)%
Selling, general and administrative	11,496	9,908	16.0%
OPERATING INCOME	10,992	9,224	19.2%

Interest and investment income	82	75	9.3%
Interest expense	(15,726)	(19,580)	19.7%
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(4,652)	(10,281)	54.8%
INCOME TAX BENEFIT (EXPENSE)	864	(205)	521.5%
LOSS FROM CONTINUING OPERATIONS	(3,788)	(10,486)	63.9%
Loss from discontinued clubs, net of income tax	—	(5)	100.0%
NET LOSS	(3,788)	(10,491)	63.9%
NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	62	41	51.2%
NET LOSS ATTRIBUTABLE TO CLUBCORP	$(3,726)	$(10,450)	64.3%

NET LOSS	$(3,788)	$(10,491)	63.9%
Foreign currency translation, net of tax	(319)	1,082	(129.5)%
OTHER COMPREHENSIVE (LOSS) INCOME	(319)	1,082	(129.5)%
COMPREHENSIVE LOSS	(4,107)	(9,409)	56.4%
COMPREHENSIVE LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	62	41	51.2%
COMPREHENSIVE LOSS ATTRIBUTABLE TO CLUBCORP	$(4,045)	$(9,368)	56.8%

ClubCorp FY14 Q1 Earnings Release	11	Page

CLUBCORP HOLDINGS, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS
As of March 25, 2014 and December 31, 2013
(In thousands of dollars, except share and per share amounts)
(Unaudited financial information)

	March 25, 2014	December 31, 2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$60,051	$53,781
Receivables, net of allowances	59,261	83,161
Inventories	17,581	15,819
Prepaids and other assets	15,106	13,339
Deferred tax assets	7,780	10,403
Total current assets	159,779	176,503
Investments	8,542	8,032
Property and equipment, net	1,244,900	1,234,903
Notes receivable, net of allowances	4,973	4,756
Goodwill	258,459	258,459
Intangibles, net	27,125	27,234
Other assets	26,474	26,330
TOTAL ASSETS	$1,730,252	$1,736,217

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$11,614	$11,567
Membership initiation deposits - current portion	116,585	112,212
Accounts payable	25,500	26,764
Accrued expenses	37,984	36,772
Accrued taxes	19,652	20,455
Other liabilities	70,816	79,300
Total current liabilities	282,151	287,070
Long-term debt	648,180	638,112
Membership initiation deposits	205,845	204,152
Deferred tax liability	207,931	210,989
Other liabilities	159,196	157,944
Total liabilities	1,503,303	1,498,267

EQUITY
Common stock of ClubCorp Holdings, Inc., $0.01 par value, 200,000,000 shares authorized; 64,216,801 and 63,789,730 issued and outstanding at March 25, 2014 and December 31, 2013, respectively	642	638
Additional paid-in capital	313,376	320,274
Accumulated other comprehensive loss	(1,389)	(1,070)
Retained deficit	(96,395)	(92,669)
Total stockholders’ equity	216,234	227,173
Noncontrolling interests in consolidated subsidiaries and variable interest entities	10,715	10,777
Total equity	226,949	237,950
TOTAL LIABILITIES AND EQUITY	$1,730,252	$1,736,217

ClubCorp FY14 Q1 Earnings Release	12	Page

CLUBCORP HOLDINGS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
For the Twelve Weeks Ended March 25, 2014 and March 19, 2013
(In thousands of dollars)
(Unaudited financial information)

	First Quarter Ended
	March 25, 2014 (12 weeks)	March 19, 2013 (12 weeks)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,788)	$(10,491)
Adjustments to reconcile net loss to cash flows from operating activities:
Depreciation	16,338	15,496
Amortization	108	659
Bad debt expense	(228)	712
Equity in earnings from unconsolidated ventures	(510)	(217)
Distribution from investment in unconsolidated ventures	—	762
Loss on disposals of assets	2,071	1,215
Amortization and write-off of debt issuance costs	579	522
Accretion of discount on member deposits	4,638	4,618
Amortization of above and below market rent intangibles	(64)	62
Equity-based compensation	832	—
Net change in deferred tax assets and liabilities	(1,735)	(7,367)
Net change in prepaid expenses and other assets	(4,190)	(1,948)
Net change in receivables and membership notes	24,750	(2,982)
Net change in accounts payable and accrued liabilities	(52)	584
Net change in other current liabilities	(9,965)	22,977
Net change in other long-term liabilities	676	(682)
Net cash provided by operating activities	29,460	23,920
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(12,425)	(7,862)
Acquisitions of clubs	(10,903)	—
Proceeds from dispositions	202	32
Net change in restricted cash and capital reserve funds	(148)	(43)
Return of capital in equity investments	—	760
Net cash used in investing activities	(23,274)	(7,113)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term debt	(3,100)	(3,524)
Proceeds from new debt borrowings	11,200	—
Distribution to owners	(7,622)	(35,000)
Proceeds from new membership initiation deposits	164	94
Repayments of membership initiation deposits	(530)	(256)
Net cash provided by (used in) financing activities	112	(38,686)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(28)	113
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	6,270	(21,766)
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	53,781	81,965
CASH AND CASH EQUIVALENTS - END OF PERIOD	$60,051	$60,199
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$1,028	$5,784
Cash paid for income taxes	$202	$197

ClubCorp FY14 Q1 Earnings Release	13	Page

CLUBCORP HOLDINGS, INC.
SELECTED FINANCIAL DATA—CONSOLIDATED SUMMARY
(In thousands)
(Unaudited financial information)

	Quarter Ended (1)				Fiscal Year Ended
Consolidated Summary	March 19, 2013 (12 weeks)	June 11, 2013 (12 weeks)	September 3, 2013 (12 weeks)	December 31, 2013 (17 weeks)	December 31, 2013 (53 weeks)

Total Revenue	$155,060	$195,619	$194,835	$269,566	$815,080

Adjusted EBITDA:
GCC	$32,633	$46,834	$43,189	$57,702	$180,358
BSA	5,712	8,425	4,712	15,651	34,500
Other	(8,581)	(9,402)	(6,333)	(13,188)	(37,504)
Total Adjusted EBITDA (2)	$29,764	$45,857	$41,568	$60,165	$177,354
_____________________

(1)	The quarters ended March 19, 2013, June 11, 2013 and September 3, 2013 consisted of 12 weeks and the quarter ended December 31, 2013 consisted of 17 weeks.

(2)	See "Statement Regarding Non-GAAP Financial Measures" section of this earnings release for the definition of Adjusted EBITDA.

ClubCorp FY14 Q1 Earnings Release	14	Page

CLUBCORP HOLDINGS, INC.
SELECTED FINANCIAL DATA—GOLF AND COUNTRY CLUBS
(In thousands)
(Unaudited financial information)

	Quarter Ended (1)				Fiscal Year Ended
GCC	March 19, 2013 (12 weeks)	June 11, 2013 (12 weeks)	September 3, 2013 (12 weeks)	December 31, 2013 (17 weeks)	December 31, 2013 (53 weeks)

Same Store Clubs
Revenue
Dues	$62,634	$64,327	$65,604	$92,333	$284,898
Food and Beverage	22,220	35,899	33,112	46,219	137,450
Golf Operations	23,048	38,235	38,231	41,596	141,110
Other	10,501	11,595	13,776	13,916	49,788
Revenue	$118,403	$150,056	$150,723	$194,064	$613,246
Adjusted EBITDA	$32,551	$46,180	$42,510	$56,406	$177,647
Adjusted EBITDA Margin	27.5%	30.8%	28.2%	29.1%	29.0%

New or Acquired Clubs (2)
Revenue	$847	$2,043	$5,343	$7,144	$15,377
Adjusted EBITDA	$82	$654	$679	$1,296	$2,711

Total Golf & Country Clubs
Revenue	$119,250	$152,099	$156,066	$201,208	$628,623
Adjusted EBITDA	$32,633	$46,834	$43,189	$57,702	$180,358
Adjusted EBITDA Margin	27.4%	30.8%	27.7%	28.7%	28.7%

(1)	The quarters ended March 19, 2013, June 11, 2013 and September 3, 2013 consisted of 12 weeks and the quarter ended December 31, 2013 consisted of 17 weeks.

(2)
New or Acquired Clubs include those clubs which were acquired, opened or added under management agreements in the fiscal years ended December 31, 2013 and December 25, 2012 consisting of: LPGA International, Hollytree Country Club, Hartefeld National Golf Club, Oak Tree Country Club, Cherry Valley Country Club and Chantilly National Golf and Country Club.

ClubCorp FY14 Q1 Earnings Release	15	Page

CLUBCORP HOLDINGS, INC.
SELECTED FINANCIAL DATA—BUSINESS, SPORTS AND ALUMNI CLUBS
(In thousands)
(Unaudited financial information)

	Quarter Ended (1)				Fiscal Year Ended
BSA	March 19, 2013 (12 weeks)	June 11, 2013 (12 weeks)	September 3, 2013 (12 weeks)	December 31, 2013 (17 weeks)	December 31, 2013

Same Store Clubs
Revenue
Dues	$17,593	$17,597	$17,580	$24,830	$77,600
Food and Beverage	17,586	21,341	16,354	34,890	90,171
Other	2,669	2,710	2,694	4,586	12,659
Revenue	$37,848	$41,648	$36,628	$64,306	$180,430
Adjusted EBITDA	$5,712	$8,425	$4,712	$15,659	$34,508
Adjusted EBITDA Margin	15.1%	20.2%	12.9%	24.4%	19.1%

New or Acquired Clubs
Revenue	$—	$—	$—	$—	$—
Adjusted EBITDA	$—	$—	$—	$(8)	$(8)

Total Business, Sports and Alumni Clubs
Revenue	$37,848	$41,648	$36,628	$64,306	$180,430
Adjusted EBITDA	$5,712	$8,425	$4,712	$15,651	$34,500
Adjusted EBITDA Margin	15.1%	20.2%	12.9%	24.3%	19.1%

(1)	The quarters ended March 19, 2013, June 11, 2013 and September 3, 2013 consisted of 12 weeks and the quarter ended December 31, 2013 consisted of 17 weeks.

ClubCorp FY14 Q1 Earnings Release	16	Page